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                                                                    EXHIBIT 99.2

                                200,000 Shares

                                 [SHELLS LOGO]

                    Series A 5% Convertible Preferred Stock
                               ________________

                            SUBSCRIPTION AGREEMENT



Shells Seafood Restaurants, Inc.
16313 North Dale Mabry Highway
Suite 100
Tampa, Florida  33618

Gentlemen:

          The undersigned ("Subscriber") has received and reviewed a copy of the confidential offering memorandum (together with the appendices thereto, the "Offering Memorandum"), relating to the offering of shares of Series A 5% Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of Shells Seafood Restaurants, Inc., a Delaware corporation (the "Company"). Subscriber understands that the Company is offering the Series A Preferred Stock on the terms and in the manner described in the Offering Memorandum. Certain defined terms in this Subscription Agreement have the respective meanings set forth in the Offering Memorandum.

          Subscriber desires to subscribe for and acquire the number of shares of Series A Preferred Stock indicated below. Upon acceptance by the Company, Subscriber understands that Subscriber will receive an executed counterpart of this Subscription Agreement.

          1.  Subscription.
              ------------

          Subscriber hereby subscribes to acquire _______________ shares of Series A Preferred Stock on the terms and subject to the conditions set forth herein.

          2.  Payment.
              -------

          Subscriber understands that for each share of Series A Preferred Stock that Subscriber acquires, Subscriber must contribute to the Company its own indebtedness (or the debt of one or more of its subsidiaries) owed to Subscriber in the face amount of $10.00, and the total contribution of indebtedness by Subscriber for the shares of Series A Preferred Stock that Subscriber is acquiring is $______________________. Subscriber is tendering herewith all evidence of that indebtedness, if any, and Subscriber acknowledges that upon issuance to Subscriber of the shares of Series A Preferred Stock for which Subscriber hereby subscribes, the indebtedness will be fully satisfied, and the Company, its subsidiaries, and any guarantor will be released from any and all liability for the indebtedness.
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          3.  Acceptance by the Company.
              -------------------------

          Subscriber understands and agrees that the Company shall have the right to accept or reject this subscription. If this subscription is rejected after Subscriber has delivered the evidence of indebtedness, all documents shall be returned to Subscriber, and this Subscription Agreement shall be rendered null and void, and of no further force or effect. This subscription shall be deemed to be accepted by the Company only when it is signed by an appropriate officer of the Company.

          4.  Representations and Warranties of the Subscriber.
              ------------------------------------------------

          Subscriber hereby represents and warrants to the Company as follows:

          (a) That the address set forth below is Subscriber's true and correct address, and Subscriber has no present intention of becoming a resident of any other state or jurisdiction;

          (b) That Subscriber understands that the prospect of recovering any significant portion of the Company's indebtedness to Subscriber is presently bleak and that Subscriber believes that participating in a creditor workout plan in this manner, even though risky and speculative, is an acceptable alternative to any other remedies Subscriber may have to enforce the indebtedness;

          (c) Subscriber acknowledges that Subscriber has received and reviewed the Offering Memorandum, that Subscriber is acquiring Series A Preferred Stock without being furnished any offering literature or prospectus other than the Offering Memorandum, that Subscriber has reviewed the Offering Memorandum, that this transaction has not been scrutinized by the United States Securities and Exchange Commission (the "SEC") or by any administrative agency charged with the administration of the securities laws of any state because of the limited number of persons solicited and the private aspects of the offering, and that all documents and records pertaining to this investment have been made available to Subscriber and its representatives, including its attorney and its accountant;

          (d) That Subscriber has relied only on the information contained in the Offering Memorandum, and Subscriber has not relied on the advice of any officer or other representative of the Company in making its decision to acquire shares of Series A Preferred Stock;

          (e) That Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the risks and merits of an acquisition of shares of Series A Preferred Stock;

          (f) That Subscriber is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"), as certified by Subscriber pursuant to the Investor Questionnaire attached hereto as Annex I.

          (g) That Subscriber is acquiring the Series A Preferred Stock for its own account, for investment purposes only, and not with a view toward the resale or distribution thereof;

          (h) No person has acted as Subscriber's Purchaser Representative in connection with this Subscription Agreement;

          (i) Subscriber understands that the offer and sale of the shares of Series A Preferred Stock are made solely in connection with Subscriber's status as a creditor of the Company or its subsidiaries, and that the offer and sale of Series A Preferred Stock is being made only to a limited



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number of creditors who, like Subscriber, have a relationship of long-standing duration with the Company and its affiliates;

          (j) Subscriber has had opportunities to ask questions of, and receive answers from the Company or a person or persons acting on its behalf, including its officers and directors, concerning the terms and conditions of this Subscription Agreement, the transactions contemplated hereby and described in the Offering Memorandum, and the business affairs of the Company and related matters;

          (k) Subscriber has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraph (j) hereof;

          (l) Subscriber understands and acknowledges being advised that the Series A Preferred Stock has not been and will not be registered under the Securities Act or any applicable state securities law, and that the Series A Preferred Stock will be issued to Subscriber pursuant to an exemption from registration, which exemption is based in part on the warranties, representations and covenants made herein;

          (m) Subscriber understands and acknowledges being advised that the Series A Preferred Stock may not be offered for sale, sold, or transferred by Subscriber unless they are subsequently registered under the Securities Act and any other applicable federal or state securities laws, or unless an exemption from registration is available under those laws;

          (n) Subscriber understands and acknowledges being advised that sales of any of the Series A Preferred Stock (or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock) made in reliance on Rule 144 promulgated under the Securities Act may be made only if Rule 144 is applicable, and in limited amounts in accordance with the terms and conditions contained in Rule 144, and, in the case of securities to which Rule 144 is inapplicable, such resales may require compliance with some other exemption under the Securities Act, and further, that in accordance with the opinion of the SEC, persons who wish to offer to sell "restricted securities" without complying with Rule 144 have a substantial burden of proof in establishing that an exemption from registration is available for offers or sales;

          (o) Subscriber acknowledges the placement on the certificate representing the shares of Series A Preferred Stock the legend stating that the shares of Series A Preferred Stock have not been registered under the Securities Act or any other state securities laws and may not be sold or otherwise transferred unless registered under all applicable laws or pursuant to an exemption from registration;

          (p) Subscriber is aware that (i) the consideration given for the Series A Preferred Stock has been determined arbitrarily by the Company, primarily based on its capital needs and debt structure; (ii) the Company has an adverse financial and operating history; (iii) the business of the Company will be managed by or under the direction of the directors, and the stockholders will have no control or management rights with respect thereto; (iv) the assets of the Company will not be diversified and will consist solely of its restaurant business; and (v) there will be no public market for the Series A Preferred Stock, and Subscriber may have to hold the Series A Preferred Stock until liquidation of the Company;

          (q) Neither the Company nor anyone acting on its behalf has guaranteed or represented that Subscriber will realize a minimum return on its investment, and Subscriber understands that Subscriber may lose its entire investment in the Series A Preferred Stock.

     5.  Indemnification. Subscriber will indemnify and hold harmless the
         ---------------
Company, its subsidiaries, its officers and directors, it and their affiliates, and employees of all of the foregoing from and against all losses, damage, liability, or expense, including attorneys' fees and costs that they may

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incur by reason of or in connection with any misrepresentation by Subscriber or any breach of Subscriber's warranties or covenants under this Subscription Agreement.

     6.  Governing Law.  This Subscription Agreement shall be governed by and
         -------------
construed and enforced in accordance with the laws of the State of Florida, excluding those provisions related to the conflict of laws of different jurisdictions if the effect of the application of those provisions will be to require the application of the laws of a jurisdiction other than Florida.

     7.  Headings. The section headings contained herein are solely for
         --------
convenience of reference, are not a part hereof, and shall not affect the meaning or interpretation of any terms hereof.

     8.  Binding Effect; Assignment.  This Subscription Agreement shall bind and
         --------------------------
inure to the benefit of the parties hereto and their heirs, legal representatives, successors, and permitted assignees, but this Subscription Agreement shall not be assignable by either party without the prior written consent of the other party.

     9.  Entire Agreement; Amendment.  This Subscription Agreement contains the
         ---------------------------
entire understanding of the parties with respect to matters contained herein; supersedes all prior negotiations, letters, and understandings relating to the subject matter hereof; and cannot be amended, supplemented, or modified, except by a written instrument signed by the party against whom enforcement of any amendment, supplement, or modification is sought.

     10.  No Waiver. No waiver of any breach of any provision of this
          ---------
Subscription Agreement shall be deemed a waiver of any subsequent breach, whether similar or dissimilar to that waived.

     11.  Construction.  As used herein, the masculine gender shall be deemed to
          ------------
include the feminine and the neuter, the singular number shall be deemed to include the plural, and vice-versa.

     12.  Title. Subscribers desire to take title to its interest as follows
          -----
(print name exactly as you wish the title to read on the certificate representing the Series A Preferred Stock):


          ----------------------------------------------------------

     13.  Transferability.  Subscriber agrees not to transfer or assign this
          ---------------
Subscription Agreement, or any of Subscriber's interest herein.

     14.  Miscellaneous.
          -------------

              (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at the addresses set forth in this Subscription Agreement. Each party may change its address by notice given in accordance with this paragraph.

              (b) Whenever the context so requires, the use of the singular number shall be deemed to include the plural and vice-versa. Each gender shall be deemed to include any other gender, and each shall include a corporation, partnership, trust or other legal entity whenever the context so requires.

              (c) In the event that any provision of this Subscription Agreement or the application thereof to any person or in any circumstances shall be determined to be invalid, unlawful, or unenforceable to any extent, the remainder of this Subscription Agreement, and the application of such

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          provisions other than the ones deemed invalid, unenforceable, or unlawful, shall not be affected thereby, and each remaining provision hereof shall continue to be valid and may be enforced to the fullest extent permitted by law.

     THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SUBSCRIPTION AGREEMENT, MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR SOLD WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGULATIONS PROMULGATED PURSUANT THERETO AND ANY APPLICABLE STATE LAW.

     THIS SUBSCRIPTION AGREEMENT MAY BE RESCINDED BY THE SUBSCRIBER WITHIN THREE
(3) DAYS OF THE DATE HEREOF.



                        [Signatures on following page.]


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     THEREFORE, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his subscription to Series A Preferred Shares and agrees to the terms hereof.


Date: ____________________________  ___________________________________________
                                           (Print Name of Subscriber,
                                            e.g., "XYZ Corporation")


__________________________________  By: _______________________________________
    (Subscriber's Employer             (Signature of Authorized Representative)
      Identification No.)

                                    ___________________________________________
                                     (Print Name of Authorized Representative)


                                    Address: __________________________________

                                    ___________________________________________

                                    ___________________________________________


                [Each Subscriber must also complete and sign the
              Investor Questionnaire attached hereto as Annex I.]


                      ACCEPTANCE OF SUBSCRIPTION AGREEMENT


     Shells Seafood Restaurants, Inc., a Delaware corporation, hereby accepts the foregoing subscription as of ________________, 2001.

ACCEPTED ON BEHALF OF
SHELLS SEAFOOD RESTAURANTS, INC.


By: ____________________________________

Name: __________________________________

Title: _________________________________

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                                                                         ANNEX I
                                                                         -------

                             INVESTOR QUESTIONNAIRE

          The Series A Preferred Shares are being offered exclusively to "accredited investors" as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

          Subscriber certifies that it is an "accredited investor" because it is (check one or more items below):

[ ] A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution specified in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
     Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Company Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, a savings and loan association, insurance company, or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

[ ]  A private business development company as defined in Section
     202(a)(22) of the Investment Advisers Act of 1940.

[ ]  An organization described in Section 501(c)(3) of the Internal
     Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000

[ ]  A director, executive officer, or general partner of the Company.

[ ] A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.

[ ] A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[ ] A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

[ ]  An entity in which all of the equity owners are accredited investors.


                                        _______________________________________
                                             (Print Name of Subscriber)


                                        By: ___________________________________
                                        (Signature of Authorized Representative)